U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AMERICAN COAL CORPORATION

(Name of Small Business Issuer)

June 15, 2004

(Date of earliest event reported)

     Nevada

     33-8067-NY

   87-0618831

 (State or Other

    (Commission

(I.R.S. Employer

 Jurisdiction of

         File No.)

Identification

Incorporation or

      Number)

 Organization)

3387 West 7000 South, West Jordan, UT       84084

     (Address of Principal Executive Offices)      (Zip Code)

(801) 599-8876

(Registrant's Telephone Number)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Pursuant to a Unanimous Consent of the Directors on June 18, 2004, Kevin Kirch, was appointed to serve as the sole director of the Company. Concurrently, the Board appointed the following persons to serve as officers of the Company.

Kevin Kirch

Director, President, Secretary and Treasurer

Blaze Lindquist

Vice President

Following the appointment of director and officers, Ms. Justeene Blankenship resigned as a director and officer of the Company.

Mr. Kirch was issued 1,990,000 shares in exchange for $19,900 cash and certain shareholders canceled 32,200 issued and outstanding shares, resulting in a change of control in the Company.  Mr. Kirch now controls 98.02% of the Company.

Under the Bylaws of the corporation, officers and directors serve until the next annual meeting of stockholders or until their successors have been elected and qualified.

There are no arrangements or understandings among members of either the former or the new control groups and their associates with respect to election of directors or related matters.  There are no arrangements known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.  There are no family relationships between any directors or officers of the corporation.

Biographical information on each of the new officers and directors is listed below:

Name of Director

    Age

      Term served

Position with Company

---------------------

    -----

     -----------------

----------------------------

Kevin Kirch

     44

Since June 18, 2004

Director, President

Secretary, Treasurer

Mr. Kirch has been an officer and director of the Company since taking over the business on June 18, 2004.

Prior to becoming an officer and Director of this Company, Kevin Kirch has had multi-disciplined professional expertise which stems from running his own business named Kirch-Co, as a managing engineer in the building, development, and construction industry from March 1987 through August 2000. In his position as President and CEO of this company he has facilitated the start-up marketing, accounting, financial reporting and daily operation of an entrepreneurial business, which has provided project development and management services through-out the Western United States.

Additionally, as CEO of Kirch-Co. Mr. Kirch has provided management services for local and national corporate clients, while developing interpersonal networks to expedite contract demands. He has expertise in analyzing feasibility studies with long-term investment planning for capital projects, as well as responsibility for stewardship of schedules, budgets, and reporting. Mr. Kirch has served many times in his position at Kirch-Co. as a key liaison for planned residential developments with supporting infrastructure, and utilities management.

Name of Officer

   Age

      Term served

Position with Company

---------------------

   -----

    ------------------

----------------------------

Blaze Lindquist

    21

Since June 22, 2004

Vice President

Mr. Linquist was appointed as an officer of the Company on June 22, 2004.

Prior to his recent appointment as Vice President of Kevcorp Services, Inc. Mr. Lindquist has worked for the past three years under Kevin Kirch’s supervision at Kirch-Co. Construction.  Mr. Lindquists duties have included mostly light equipment management services, manual labor activities and occasional heavy equipment operation. Prior to this Mr. Lindquist was a full time student.

ISSUANCE OF SECURITIES

On June 15, 2004, the Company issued 2,000,000 shares of its common stock in exchange for an investment of $20,000 or $.01 per share. Listed below is a breakdown of the shares issued and beneficial ownership of the new officers and directors.

  Name of

Amount and nature of

Title of Class

  beneficial owner

beneficial ownership

     Percent of Class

----------------

  --------------------

---------------------------

     --------------------

Common

   Kevin Kirch

  1,990,000 shares

98.02%

Common

   Gini Durand

       10,000 shares

00.05%

Officers and

Directors as

as group

   1,990,000 shares

98.02%

_____________________________________________________

ITEM 5.  OTHER EVENTS.

ADOPTION OF QUALIFIED STOCK OPTION PLAN

On June 22, 2004 the Company approved an executive compensation plan, through shareholder consent, designated the "2004 Qualified Stock Option Plan" which provides for the issuance of options for the purchase of up to 1,000,000 common shares of the Company by officers, directors or consultants to the Company.  A form of "Option Agreement" to be employed in connection with the plan was also approved.  On the same day, the Board adopted a resolution directing the officers of the Company to cause to be prepared and filed a registration statement under the Securities Act of 1933 on Form S-8 to cover the common shares to be issued on exercise of the options.  The exercise price of the options shall be One Cent ($.01) per share.  The options shall be exercisable for two (2) years from the date on which they are granted.  Options to purchase shares in the amounts set forth below have been granted to consultants to the registrant:

     Cletha Walstrand, Corporate Attorney               200,000 shares

None of these options have yet been exercised.  It is anticipated that these options will be exercised once a Form S-8 registration statement is in effect covering the shares to be issued on exercise.

NAME CHANGE

On June 22, 2004, a majority of the shareholders consented to change the name of the Company to Kevcorp Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COAL CORPORATION

By: /s/ KEVIN KIRCH

Date: 6/24/04

Kevin Kirch, President